Exhibit 5.1

Sherman & Howard L.L.C. 50 West Liberty Street, Suite 1000, Ren NV 89501 Phone: 775.323.1980
3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 Phone: 702.387.6073
ShermanHoward.com

August 18, 2023

BioVie Inc.

680 West Nye Lane, Suite201

Carson City, Nevada 489703

Re:	BioVie Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to BioVie Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, filed as of the date hereof, as amended from time-to-time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) of:

(a)            up to $300,000,000 of the Company’s Securities (as defined below) to be issued from time-to-time by the Company in one or more offerings and in any combination of the Securities; and

(b)           up to 311,002 shares (the “Resale Shares”) of its Class A common stock, $0.0001 par value per share (the “Common Stock”), to be issued upon exercise of the Lender Warrants (as defined in the Registration Statement) and sold by selling stockholders of the Company.

The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) in connection with the registration of any Securities. The Registration Statement, including the Prospectus as supplemented from time-to-time by one or more Prospectus Supplements, covers the offering and issuance by the Company of:

(a)        shares of Common Stock;

(b)        shares of preferred stock, $0.001 par value per share (the “Preferred Stock”);

(c)        warrants to purchase Common Stock, Preferred Stock, or Debt Securities (as defined below) (the “Warrants”);

(d)        debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder (an “Indenture”), by and between a trustee to be selected by the Company (the “Trustee”) and the Company;

August 18, 2023 Page 2

(e)        subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities, or Units (as defined below) (the “Rights”); and

(f)        units comprised of any combination of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, or Rights (the “Units” and collectively with the Common Stock, the Preferred Stock, the Warrants, the Debt Securities, and the Rights, the “Securities”).

The Securities may be issued in an unspecified number and the Debt Securities may be issued in an unspecified principal amount. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting, subscription, placement agency, or similar agreement, which will be in substantially the forms previously filed or to be filed under a Current Report on Form 8-K.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)           the Registration Statement;

(b)           a form of Indenture;

(c)           Loan and Security Agreement and Supplement thereto among the Company, Avenue Venture Opportunities Fund, L.P., and Avenue Venture Opportunities Fund II, L.P. dated November 30, 2021 (the “Loan Agreement”);

(d)           a form of the Lender Warrants;

(e)           resolutions of the Board of Directors and such other matters as relevant related to the (i) registration of the Securities, (ii) approval of the Loan Agreement and issuance of the Lender Warrants and authorization of the Company to execute, deliver, and perform its obligations under the Loan Agreement and the Lender Warrants, (iii) issuance and the registration of the Resale Shares under the Securities Act, and (iv) such other matters as relevant.

We have also examined such other corporate charter documents, records, certificates, and instruments (the “Documents”) as we deem necessary or advisable to render the opinions set forth herein.

August 18, 2023 Page 3

In our examination, we have assumed:

(a)           the legal capacity of all natural persons executing the Documents;

(b)           the genuineness of all signatures on the Documents;

(c)           the authenticity of all Documents submitted to us as originals, and the conformity to original documents of all Documents submitted to us as copies;

(d)           that the parties to such Documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e)           other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the execution, delivery and performance by all parties of the Documents, and the validity and binding effect thereof on such parties;

(f)            that: (i) the Registration Statement and any amendments thereto shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class of Securities offered pursuant to the Registration Statement will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions (each, a “Board Action”) duly adopted by the Company’s Board of Directors, the Company’s Articles of Incorporation, and applicable law; (iv) the Company will issue and deliver the Securities identified in any applicable Prospectus Supplement in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any applicable underwriting, subscription, placement agency, or similar agreement; (v) the total number of shares of Common Stock issuable (including upon conversion, exchange, or exercise of any other security) will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its Articles of Incorporation at the time of issuance; (vi) the total number of shares of Preferred Stock issuable (including upon conversion, exchange, or exercise of any other security) will not exceed the total number of shares of Preferred Stock that the Company is authorized to issue under its Articles of Incorporation at the time of issuance; (vii) the Board Action authorizing the Company to offer, issue, and sell the Securities will have been adopted by the Board and will be in full force and effect at the time the Securities are offered and sold by the Company; and (viii) all Securities will have been issued in compliance with federal and state securities law.

(g)           with respect to Debt Securities, that: (i) such Debt Security shall have been issued pursuant to an Indenture and the terms of the Indenture are in compliance with the Trust Indenture Act of 1939 (the “TIA”); (ii) the Trustee under such Indenture (A) is qualified to act as a trustee of the Indenture under the TIA and any applicable state law, and is in compliance with such laws with respect to acting as trustee of the Indenture, (B) is organized, validly existing, and in good standing under the laws of its jurisdiction of organization, (C) has duly authorized, executed, and delivered such Indenture and such Indenture constitutes the legally valid and binding obligation of such Trustee, and (D) has the requisite organizational and legal power and authority to perform its obligations under the Indenture; (iii) such Indenture shall have been duly authorized, executed, and delivered by the Company; (iv) such Indenture will be governed by the laws of the State of Nevada; (v) any terms of such Debt Securities not provided for in the Indenture shall have been established in accordance with the applicable provisions of the Indenture and reflected in appropriate documentation executed and delivered by the Company and the Trustee; (vi) such Debt Securities shall have been duly executed, authenticated, issued, and delivered in accordance with the provisions of such Indenture; (vii) such Debt Securities do not violate any law applicable to the Company or result in a default under or breach of any agreement binding on the Company; and (viii) such Debt Securities comply with all requirements and restrictions, if any, applicable to the Company.

August 18, 2023 Page 4

(h)           With respect to Warrants, Rights, and Units, that: (i) such Securities have been issued pursuant to an agreement (“Agreement”) between the company and an agent identified in the applicable Agreement (the “Agent”); (ii) the Agent under such Agreement (A) is qualified to act as an agent under the Agreement under any applicable federal or state law, and is in compliance with such laws with respect to acting as agent under the Agreement, (B) is organized, validly existing, and in good standing under the laws of its jurisdiction of organization, (C) has duly authorized, executed, and delivered such Agreement and such Agreement constitutes the legally valid and binding obligation of such Agent, and (D) has the requisite organizational and legal power and authority to perform its obligations under the Agreement; (iii) such Agreement shall have been duly authorized, executed, and delivered by the Company; (iv) such Agreement will be governed by the laws of the State of Nevada; (v) any terms of Warrants, Rights, or Units not provided for in the Agreement shall have been established in accordance with the applicable provisions of the Agreement and reflected in appropriate documentation executed and delivered by the Company and the Agent; (vi) such Warrants, Rights, or Units shall have been duly executed, authenticated, issued, and delivered in accordance with the provisions of such Agreement; (vii) such Warrants, Rights, or Units do not violate any law applicable to the Company or result in a default under or breach of any agreement binding on the Company; and (viii) such Warrants, Rights, or Units comply with all requirements and restrictions, if any, applicable to the Company.

The opinions in paragraphs 3, 4, 5 and 6 below with respect to the enforceability of the Warrants, Debt Securities, Rights, and Units are subject to:

(a)        the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer, and other similar laws affecting the rights and remedies of creditors generally;

(b)       the effect of general principles of equity, including, without limitation, limitations on the availability of equitable remedies and concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law); and

August 18, 2023 Page 5

(c)            the effect of public policy considerations that may limit the rights of the parties to obtain further remedies.

We express no opinion as to the validity or enforceability of the provisions of any Indenture or Agreement related to choice of law, choice of venue, jurisdiction, waivers of any defense, or waivers of jury trial.

The opinions expressed below are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed for purposes of delivering these opinions expressed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

1.              The Common Stock to be sold by the Company, including any Common Stock duly issued upon the exchange or conversion of any duly issued preferred stock or debt securities, including the Preferred Stock or Debt Securities offered and issued under the Registration Statement or the exercise of any warrants or rights, including any Warrants or Rights offered and issued under the Registration Statement, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Prospectus, or a Prospectus Supplement will be validly issued, fully paid, and non-assessable.

2.              The Preferred Stock to be sold by the Company, including any Preferred Stock duly issued upon the exchange or conversion of any duly issued debt securities, including the Debt Securities offered and issued under the Registration Statement or the exercise of any warrants or rights, including any Warrants or Rights offered and issued under the Registration Statement, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Prospectus, or a Prospectus Supplement will be validly issued, fully paid, and non-assessable.

3.              The Warrants, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Prospectus, or a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

4.              The Debt Securities, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Prospectus, or a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

August 18, 2023 Page 6

5.              The Rights, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Prospectus, or a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

6.              The Units, upon issuance and delivery of certificates (or book-entry notation) against payment therefor as set forth in the Registration Statement, Prospectus, or a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

7.              The Resale Shares have been duly authorized, and when issued against payment of the exercise price in accordance with the terms of the Lender Warrants, the Resale Shares will be validly issued, fully paid, and nonassessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, we express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal laws. The opinions we express herein are limited solely to the laws of the State of Nevada, other than the securities laws and regulations of the State of Nevada (as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.